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                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                          UNAUDITED PRO
                               FISCAL YEARS ENDING                                                            FORMA
                         ----------------------------------                                             ------------------
                                                                                 FEBRUARY
                                                             JANUARY  FEBRUARY   27, 1997   SIX MONTHS   YEAR       SIX
                                                             26, 1997 27, 1997    THROUGH      ENDED     ENDED    MONTHS
                         JANUARY  JANUARY  JANUARY  JANUARY  THROUGH  THROUGH    JULY 26,    AUGUST 1,  JANUARY    ENDED
                           29,      28,      27,      25,    FEBRUARY JANUARY      1997        1998       31,    AUGUST 1,
                          1994     1995     1996     1997    26, 1997 31, 1998  (UNAUDITED) (UNAUDITED)  1998      1998
                         -------  -------  -------  -------  -------- --------  ----------- ----------- -------  ---------
Income (loss) before
 income taxes........... $5,512   $ 8,616  $ 9,777  $ 9,278   $(263)  $ 3,643     $  761      $(2,208)  $   869   $(2,503)
Interest................  3,425     3,066    3,852    3,627     232     9,855      3,931        5,986    12,544     6,281
Interest portion of
 rental expense.........    270       334      429      551      49       919        380          518       968       518
                         ------   -------  -------  -------   -----   -------     ------      -------   -------   -------
 Earnings............... $9,207   $12,016  $14,058  $13,456   $  18   $14,417     $5,072      $ 4,296   $14,381   $ 4,296
                         ------   -------  -------  -------   -----   -------     ------      -------   -------   -------
Interest................  3,425     3,066    3,852    3,627     232     9,885      3,931        5,986    12,544     6,281
Interest portion of
 rental expense.........    270       334      429      551      49       919        380          518       968       518
                         ------   -------  -------  -------   -----   -------     ------      -------   -------   -------
 Fixed charges.......... $3,695   $ 3,400  $ 4,281  $ 4,178   $ 281   $10,774     $4,311      $ 6,504   $13,512   $ 6,799
                         ------   -------  -------  -------   -----   -------     ------      -------   -------   -------
Ratio of earnings to
 fixed charges..........    2.5x      3.5x     3.3x     3.2x    0.1x      1.3x       1.2x         0.7x      1.1x      0.6x
                         ======   =======  =======  =======   =====   =======     ======      =======   =======   =======
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